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                                                                    EXHIBIT 10.1

                               FOUNDRY AGREEMENT


This Agreement (the "Agreement") is entered into this 22 day of June, 2000 by and between

Global Communication Semiconductor, Inc. hereinafter referred to as "GCS"

and

Stanford Microdevices Inc. hereinafter referred to "SMDI".

GCS desires to sell, and SMDI desires to buy, semiconductor wafers to be manufactured by GCS on the [***] InGaP/GaAs HBT process using SMDI proprietary designs, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties agree as follows:

1.    SCOPE OF FOUNDRY SERVICE

      1.1 The [***] InGaP/GaAs HBT process (described in "Exhibit E") co-developed by GCS and SMDI shall be offered exclusively to SMDI for a period of [***] from the start of wafer development. In return for the exclusivity, SMDI will commit to buying [***] wafers during the first [***] months of production. The exclusivity will be based upon meeting the above objectives with [***] wafers to be delivered in 2000 and the balance ([***] wafers) to be delivered in 2001. Exclusivity is forfeited if these objectives are not met. The process is deemed production when it has successfully completed a 2-temperature life test with activation energy and MTTF sufficient to meet SMDI's product requirements. The cost of the qualification shall be the responsibility of SMDI. After the agreed period of [***] months, GCS can offer this process as an open foundry process to any other customer.

      1.2 Subject to the terms and conditions contained in Article 12 of this Agreement, SMDI and GCS hereby will disclose know-how, copyrights and mask work rights to make and have made wafers (as defined in Exhibit
           A) at the GCS fabrication facility in Torrance, CA. in accordance with the Wafer Specifications set forth in Exhibit B, to test such wafers, and to sell such wafers only to SMDI at the prices established in Exhibit A.

           "Know-how", when used in this Agreement, shall mean all of SMDI designs, techniques, technology, trade secrets, proprietary information and other confidential information disclosed by SMDI to GCS pursuant to this Agreement which SMDI, at its sole discretion, determines is necessary for GCS to produce wafers under this Agreement.

           GCS shall provide appropriate masks, wafer processing of engineering runs and product validation runs (multi-project wafers) at the prices per Exhibit A.

2.    PAYMENT

      2.1 SMDI shall pay in United States Dollars for wafers supplied by GCS to SMDI hereunder within thirty (30) days after SMDI receipt of an invoice from GCS which shall be submitted to SMDI upon shipment.

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      2.2  SMDI shall bear all costs to produce the initial mask set necessary to produce any specific product, or mask changes to complete design or process changes initiated by SMDI. SMDI shall bear all costs for replacement masks or new masks to complete product changes initiated by SMDI as well as all costs for replacement of masks worn during production at GCS.

3.    ORDERS, WARRANTY AND CLAIMS

      3.1 GCS shall supply wafers and other production services to SMDI in accordance with written purchase orders to be provided by SMDI. Each purchase order shall include the following:

           (a) purchase order number
           (b) product name
           (c) manufacturing process
           (d) quantities
           (e) unit wafer prices and total prices
           (f) desired shipment date (subject to Section "DELIVERY TIMES" below)
           (g) delivery instructions
           (h) any special requests or comments

           Subject orders shall become effective only upon the written acceptance thereof by GCS.

           The terms of this Agreement shall prevail over any conflicting terms in any order documents, invoices or similar documents exchanged between the parties hereunder.

      3.2 SMDI shall provide GCS every month with a good faith rolling forecast of its wafer and other production service requirements on a monthly basis, and GCS shall use its best efforts to make available to SMDI sufficient fabrication capacity and engineering support to meet such forecast requirements. In addition to the status reports established under Section 5 below, the parties shall provide one another with reasonable notice about changes in desired shipping or production schedules, availability of capacity or other similar situations. The SMDI forecast is considered a firm order for the period of 0-90 days, can change by 50% in the period of 91-120 days and can vary by 100% for the period >120 days.

      3.3 Any other provision of this Agreement notwithstanding, if GCS shall be delayed more than sixty (60) days in the production and delivery of wafers for any particular SMDI purchase order, unless delay was caused by SMDI, SMDI may, at its reasonable discretion, provided that GCS is unable to provide a recovery program acceptable to SMDI, cancel such order effective upon written notice thereof to GCS. Upon resubmission of any such cancelled order by SMDI and acceptance thereof by GCS, GCS shall then use its best efforts to give a priority delivery date to such new order. If GCS delays, unless delay was caused by SMDI, production and delivery more than sixty (60) days beyond the factory committed delivery date, three (3) or more SMDI purchase orders in any six (6) month period under this Agreement, SMDI may terminate this Agreement immediately by sending notice of termination to GCS.

      3.4 GCS gives warranty on workmanship and material for [***] months. In case of warranty claims by SMDI, the GCS warranty is limited to the replacement of wafers.

      3.5 Standard GCS Terms & Conditions (Exhibit D) apply if not otherwise specified in the contract.

4.    DELIVERY TIMES

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      4.1  Unless otherwise agreed to in writing by SMDI, delivery times for
           SMDI purchase orders shall be:

           (a) [***] weeks for production wafers
           (b) [***] weeks for product development wafers (not including mask preparation and procurement time)

           GCS shall use its best efforts to achieve such delivery times on a regular and consistent basis. However, since these delivery times correspond to the actual production cycles for wafers, no recovery may be possible in case of accidental misprocessing of wafer lots.

      4.2 In the event of a third party suit or claim against SMDI and/or GCS involving a Third Party Right (as defined in Section 14), GCS may, at its reasonable discretion and upon advice of its legal counsel, suspend or terminate the production and supply of any wafers to SMDI if such continued production and supply would or could cause GCS to violate such Third Party Right. GCS shall discuss any such suspension or termination with SMDI and shall give due opportunity for SMDI to satisfy the provisions of Section 14, prior to the implementation thereof.

5.    STATUS REPORTS

      5.1 Upon request from SMDI, GCS shall provide SMDI with work-in-process status reports with projections of wafer-out dates per SMDI purchase order requirements.

      5.2 Any deviations from acknowledged delivery dates due to unforeseen manufacturing problems shall be reported to SMDI within 3 working days when such problems become apparent.

6.    PROCESS CHANGES

      6.1 Either party may request the other party to accept changes in the production process for wafers, provided, however, that any material changes to the production process for wafers that has been previously approved by SMDI (including changes to procedures, flow or specifications), may only be made if such changes are first approved in writing by SMDI which approval shall not be unreasonably withheld.

      6.2 Changes requiring written approval are major changes as described in Exhibit C.

7.    INTELLECTUAL PROPERTY

      7.1 GCS acknowledges and agrees that SMDI shall own all rights, including, without limitation, all patent rights, copyrights, trade secret rights, and maskworks and similar rights, in and to the wafers and other products produced by GCS for SMDI hereunder, and in the know-how disclosed by SMDI to GCS hereunder. GCS shall own all rights in and to the production process and all know-how independently developed by GCS, including, without limitation, all patent rights, copyrights, trade secret rights, and similar rights used in the manufacturing of the wafers. SMDI and GCS acknowledge that GCS is acting only as a wafer foundry.

8.    DISCONTINUATION OF PRODUCTION

      8.1 In the event SMDI cannot utilize all processed wafers, GCS will stop production immediately upon written notice of SMDI and advise the work-in-process status to SMDI. In lieu of paying the purchase order value for completed wafers, the following price for work in-process will be paid:


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    the Commission. Confidential treatment has been requested with respect to
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           (a)  For any wafers from wafer start up to the first interconnect level [***]
           (b) For any wafers processed from first interconnect level up through frontside [***]
           (c)  For any wafers processed beyond frontside [***]

           The percentages above relate to the wafer prices per Exhibit A.

      8.2 GCS agrees to provide to SMDI a five (5) year lifetime buy option upon notification that GCS will obsolete or upgrade its wafer fabrication process. GCS will provide notification at least six (6) months in advance prior to time of obsolescence or major process change. Delivery of wafers ordered under this provision will be at a mutually agreeable rate.

      8.3 One (1) year after the final production, GCS may scrap the SMDI masks or send the masks to SMDI.

9.    GCS QUALITY INSPECTION

      9.1 GCS shall ship only such wafers that have passed visual inspection and electrical testing (PCM) by GCS, in accordance with the specifications set forth in Exhibit B (the "GCS Foundry Specifications").

      9.2 SMDI shall be entitled upon any reasonable written request and during normal business hours, and at its sole expense, to witness inspection and testing of all wafers manufactured by GCS for SMDI under this Agreement and to review the GCS quality control system to monitor the quality of wafers manufactured. If corrective actions require follow-up, additional, directly related reviews are permitted. SMDI personnel, in conducting such inspections or reviews, shall be bound by GCS rules at its plants regarding visits by outside personnel.

      9.3 GCS shall keep and provide reasonable access by SMDI to all GCS test, inspection, and processing records maintained for a wafer lot processed, for SMDI on the same terms as it handles its standard production records for other customers. GCS shall not destroy records pertaining to the wafers within 18 months of their creation, and without first giving SMDI thirty (30) days written notice of such intended destruction and the right to obtain copies of such records for SMDI own files providing SMDI, at SMDI expense.

      9.4 If GCS experiences any unusual technical problems in manufacturing wafers pursuant to this Agreement, GCS may request that SMDI assist GCS in resolving such technical problems, and SMDI shall use its best efforts to assist GCS in resolving such problems. If SMDI personnel are requested by GCS to travel to GCS facilities to assist GCS in resolving such technical problems, SMDI shall bear all of its own costs for personnel and travel expenses. GCS will provide adequate technical equipment for carrying out effective analyses of the technical problems to SMDI personnel while working at GCS facilities.

      9.5 Should GCS discover or be informed about a condition that may affect the quality of reliability of wafers in process or shipped to SMDI, GCS will notify SMDI immediately in writing and present to SMDI all pertinent data.

10.   SMDI QUALITY INSPECTION

      10.1 SMDI shall conduct its own visual inspection of shipped wafers within ten (10) business days after receipt thereof by SMDI. If any wafers shipped by GCS do not pass such mutually agreed upon Inspection criteria, SMDI shall immediately notify GCS in writing of the rejection of such shipment and the lot number(s) affected, and the specific defect or deficiency identified by the inspection. SMDI

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            shall hold such materials in a safe and secure facility and make them available for inspection by GCS, subject to Section 10.5.

      10.2 If appropriate GCS may direct SMDI to return such defective materials to GCS for further inspection, testing or other procedures. Any such direction shall be accomplished by an GCS Return Material Authorization ("RMA"), including a specific tracer number to be prominently displayed on the shipping container for such returned materials. Upon issuance of an RMA, SMDI shall promptly ship such materials together with all relevant data from the SMDI inspection to the designated GCS facility, freight and insurance prepaid, in the original shipping container or containers of equivalent protective nature.

      10.3 SMDI may return such wafers hereunder for a credit and may recover its return shipping and insurance expenses from GCS if, and only if, defects in such materials actually exist as indicated in the SMDI rejection notice and were not caused by SMDI own misuse unauthorized modifications, neglect, improper testing, attempts to repair, or by accident, fire or other hazard, while such materials are in the possession or control of SMDI. Defects caused by a third party (such as shipping carrier) need to be addressed an insurance claim.

      10.4 GCS and SMDI acknowledge that some wafers which do not meet Wafer Specifications and/or are broken may nevertheless still be expected to yield a functional and reliable product. If SMDI elects to purchase such below-specification wafers, SMDI shall be entitled to a partial credit against the GCS invoice amount as may be reasonably agreed upon in writing by SMDI and GCS. If SMDI and GCS fail to agree upon a partial credit amount, then the below-specification wafers shall be returned to GCS at GCS's expense for destruction. GCS shall not sell or provide access to such wafers to any third party.

      10.5 SMDI and GCS agree that conformance to the specifications within this document does not necessarily indicate the wafers are free of defects in material and/or workmanship, and that subsequent processing or testing may uncover such defects in material and/or workmanship. Within the warranty period of such nature shall be made by SMDI no later than 30 working days after the first indication of a potential problem to SMDI and GCS agrees to use its best efforts to correct such defects and provide SMDI with a reasonable amount of data or information to effect a cure.

      10.6 Any other provision of this Agreement to the contrary notwithstanding, no claim by SMDI with respect to wafers or services delivered to SMDI thereunder shall be greater in amount than the purchase price of the order in respect of which damages are claimed. IN NO EVENT SHALL GCS BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, HOWEVER CAUSED, WITH REGARD TO ANY WAFERS OR SERVICES DELIVERED HEREUNDER. REGARDLESS OF WHETHER GCS HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES OR NOT.

11.   DELIVERY QUANTITIES

      11.1 Delivery quantities will match with ordered quantities as closely as possible; however, wafer shipments will always be done in integer multiples of production lots for the sake of lot traceability. A production lot is currently TBD (TBD) wafers. SMDI will, whenever possible, place orders in integer multiples of production lots and GCS will deliver and invoice the actually accomplished number of wafers.

12.   CONFIDENTIALITY


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      12.1  Each party acknowledges that the information disclosed in connection with any transactions contemplated hereunder will contain the Confidential Information and trade secrets of the disclosing party, and will remain the property of the disclosing party ("Confidential Information"). A party receiving any Confidential Information of the other party shall take all reasonable measures to keep and hold any such Confidential Information of the other party in strict confidence as it would be its own Confidential Information and shall not disclose such Confidential Information of the other party to any person, firm or corporation without the prior written consent of the party disclosing such Confidential Information. A party receiving Confidential Information of the other party shall not, except as may be authorized hereafter in writing by the disclosing party, use any Confidential Information of the other party for any purpose not stated in this Agreement.

      12.2 A party receiving Confidential Information of the other party shall limit dissemination of and access to any Confidential Information of the other party to those employees or consultants of the receiving party who have a good faith need for such access to effectuate the purpose of this Agreement and who have executed a standard non-disclosure agreement with the receiving party.

      12.3 The obligations of the receiving party described in this Section shall survive termination or expiration of this Agreement and shall continue in full force and effect with respect to any information as long as it remains Confidential Information under this Section 12.

      12.4 A party receiving Confidential Information of the other party may disclose such information to subcontractors upon the prior written approval of the other party. If such disclosure is necessary to perform duties under this Agreement. This approval shall not be unreasonably withheld. The receiving party shall cause its permitted subcontractors to sign a confidentiality agreement with substantially the same terms and conditions of this Section prior to disclosing Confidential Information of the other party to such subcontractors.

      12.5 Neither party shall have the obligation to the other party with respect to any information of the other party of any portion thereof which is:

            (a) already known to the receiving party at the time of receiving same as shown by the receiving party's files and records in existence at the time of disclosure;

            (b) or hereafter becomes publicly known through no wrongful act of the receiving party;

            (c) rightfully received from a third party without restriction on disclosure and without breach of this Agreement;

            (d) now or hereafter independently developed by the receiving party and without reliance in any degree upon any Confidential Information of the other party;

            (e) furnished by the disclosing party to a third party without any restriction upon disclosure comparable to that set forth in this Agreement; or

            (f) revealed pursuant to a requirement of a governmental agency or law, provided that the receiving party provides prompt written notice of such requirement or law so as to afford the disclosing party an opportunity to intervene and oppose disclosure.

      12.6 The parties agree that any material breach of Section 12 will cause irreparable injury and that injunctive relief in a court of competent jurisdiction will be appropriate to prevent either an initial or continuing


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           breach of such nondisclosure and confidentiality provisions herein in addition to any other relief to which the owner of such Confidential Information may be entitled.

13.   TERM

      13.1 This Agreement may be terminated by SMDI or GCS upon written notice to the other party:

           (a) in the event the other party files a petition in bankruptcy, or in the event all or part of the other party's assets are assigned to a trustee or receiver, or if an involuntary petition in bankruptcy is filed by a third party and the other party does not resolve such petition in its favour within sixty (60) days after filing and notice thereof; or

           (b) in the event of a substantial breach of a material term of this Agreement not remedied by the other party in breach within thirty (30) days after receipt of written notice by the terminating party specifying such breach and requesting that it be remedied.

           (c)    immediately for any violations or Section 12.

      13.2 IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS OR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, OR SPECIAL DAMAGES, HOWEVER CAUSED, AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THE TERMINATION OF THIS AGREEMENT.

      13.3 GCS shall not be liable for any damages caused by SMDI products, as a result of design, packaging or testing.

      13.4 This agreement shall be in effect for 60 months and shall be self renewing annually. Should GCS decide to not renew this agreement the discontinuation of production clause (8.2) becomes valid.

14.   INFRINGEMENT

      14.1 SMDI warrants to GCS that SMDI owns the know-how, copyrights, maskwork rights, and other intellectual rights to enable GCS to produce the wafers for SMDI lawfully. SMDI hereby indemnifies and holds GCS and its directors, officers, employees and agents harmless from any claim, suit or other liability (including reasonable attorneys, fees and costs) arising out of or resulting from a material breach of the foregoing warranty.

      14.2 GCS warrants to SMDI that GCS owns, or otherwise has the right to use, all applicable intellectual property rights to the manufacturing processes which will be used by GCS to produce the wafers. GCS hereby indemnifies and holds SMDI and its directors, officers, employees and agents harmless from any claim, suit or other liability (including reasonable attorneys, fees and costs) arising out of or resulting from a material breach of the foregoing warranty.

      14.3 In the event of the institution of any suit or claim against an indemnified party alleging that GCS manufacture of the wafers violates any circuit design patent or mask work, manufacturing process patent, or manufacturing process proprietary right of a third party recognized under the laws of the United States of America (hereinafter "Third Party Rights"), or shall become the subject of any claim for violation of Third Party Rights, the indemnified party shall promptly notify the indemnifying party of such suit or claim and provide reasonable details thereof. Failure to give such notice, if it materially impairs the ability of the indemnifying party to defend against such suit or claim, shall terminate any duty of indemnification under this Section.


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      14.4  The indemnifying party shall have sole control of any action or settlement negotiations relating to any such suit or claim, and the indemnified party shall render all cooperation reasonably requested by the indemnifying party in defense of such suit or claim, provided that the indemnified party may retain its own counsel at its own expense. The indemnified party shall not settle or attempt to settle any such suit or claim without the express written consent of the indemnifying party.

      14.5 In addition to its duty of indemnification hereunder, the indemnifying party may, at its sole discretion and expense:

            (a) alter or change the circuit design or manufacturing process, as may be the case, so as to make said design or process non-infringing of any third Party Right; or

            (b) obtain permission from the affected thirty party to use the Third Party right, it being the intention of both parties to continue the performance of this Agreement if commercially reasonable to do so.

               If neither of these methods is appropriate to eliminate the infringement of the Third Party Right, the indemnifying party at its sole discretion may terminate this Agreement or withdraw the infringing products without any additional obligation or liability to the indemnified party, for lost opportunity or profits or otherwise, due to such termination.

15.   NOTICES

      15.1 Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to either party hereto by the other party shall be in writing and shall be deemed duly served and given when personally delivered to either of the parties to whom it is directed, or in lieu of such personal service, on the same day of transmission by telex or confirmed facsimile or seven (7) days after deposit in the mail, first class, postage prepaid, addressed to:

               Stanford Microdevices Inc.           GCS, Inc.
               522 Almanor Avenue                   23155 Kashiwa Ct.
               Sunnyvale, CA 94086                  Torrance, CA 90505
               Attn. of: Gerald L. Quinnell         Attn: Bill Vitez


           Either party may change the addresses above upon notice duly given in writing to the other party.

16.   ARBITRATION

      16.1  Except for any claim based upon an alleged or actual violation of
            Section 13 above with respect to confidentiality and non-disclosure, any dispute relating to the interpretation or performance of this Agreement or the grounds for the termination thereof shall be resolved at the request of either party through final and binding arbitration as set forth herein. Such arbitration shall be conducted by three (3) arbitrators, at least one (1) of whom shall have reasonable technical knowledge of and experience in the semiconductor industry, selected by the mutual agreement of the parties, or, failing such agreement, as selected according to the applicable rules specified below. The parties shall bear the costs of such arbitrators equally.

      16.2 Arbitration shall be conducted in Los Angeles, California, USA, under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), except as superseded by the provisions of


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            this Section. The arbitration panel shall operate in all respects by a majority vote of the arbitrators. The parties shall be entitled to all discovery permitted under Section 1283.05 of the California Code of Civil Procedure, with all such discovery to be completed within ninety (90) days of the commencement of the arbitration. Upon completion of the arbitration hearing, the arbitrators shall promptly render their decision and award, which shall be in writing and which shall state the reasons for the conclusions reached.

      16.3 The arbitrators shall have the power to render any award for ordinary damages or injunctive relief but may not award punitive damages. If judicial enforcement or review of such arbitration award is sought by either party, judgement may be entered upon such award in any court of competent jurisdiction in the United States.

      16.4 The prevailing party in any such judicial enforcement, arbitration or review proceeding or in any other legal proceeding relating to the interpretation or performance of this Agreement or the grounds for termination thereof shall be entitled to its reasonable attorneys' fees and related other in addition to any other amount of recovery ordered by such court. For purposes of this Section, a "prevailing party" shall be that party which recovers more than one-half (1/2) of the amount set forth in its claim in the arbitration or which defeats the other party's claim by more than one-half, or which achieves a comparable result in respect of injunctive relief.

17.   MISCELLANEOUS

      17.1 This document constitutes the entire agreement of SMDI and GCS with regard to the subject matter hereof and supersedes all prior negotiations and agreements whether written or oral. The executed version of this Agreement and of any other documents prepared by the parties under this Agreement shall be controlling for all purposes.

      17.2 This Agreement may be amended only by a written document executed by authorized representatives of SMDI and GCS.

      17.3 No right may be assigned, and no duty may be delegated, by either party under this Agreement except upon the written consent of the other party, and any attempted assignment and delegation without such consent shall be void.

      17.4 Notwithstanding the foregoing, however, either party shall be entitled to assign this Agreement, and all rights and obligations hereunder, to a successor to all or substantially all of its assets, whether by sale, merger, or otherwise, provided that either party indicating such assignment shall provide the other party with at least thirty (30) days prior written notice and cause such assignee to be bound by this Agreement. This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, heirs, administrators, successors and permitted assigns except as otherwise provided herein.

      17.5 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      17.6 Neither party shall be responsible or liable to the other party for non-performance or delay in performance of any terms or conditions of this Agreement due to acts of God, acts of governments, wars, riots, strikes or other labour disputes, shortages of labour or materials, or other causes beyond the reasonable control of the non-performing or delayed party, provided, however, non-performance or delay in excess of one hundred eighty (180) days shall constitute cause for termination of this Agreement by either party.


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      17.7  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts together shall constitute only one and the same instrument.

      17.8 Any waiver (express or implied) by either party of any breach of this agreement shall not constitute a waiver of any other or subsequent breach.

      17.9 In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

      17.10 Each party hereto is an independent contractor of the other, and neither shall be deemed an employee, agent, partner or joint venturer of the other. Neither party shall make any commitment, by contract or otherwise, binding upon the other nor represent that it has any authority to do so.

      17.11 Each party shall obey all applicable laws and regulations in the performance of its respective duties and tasks under this Agreement and shall use its best efforts to assist the other party to do likewise.

      17.12 Each party shall designate a single management representative who shall be the primary point of contact for that party in its relations with the other party hereunder, and each party may change its representative from time to time upon prior written notice to the other party. Initially, the SMDI representative shall be Gerald
            L. Quinnell and the GCS representative shall be Bill Vitez.

      IN WITNESS WHEREOF the parties have caused this agreement to be executed by their respective duly authorized representatives.

FOR STANFORD MICRODEVICES                              FOR GCS



       GERALD L. QUINNELL

                                    EXHIBIT A

                         PRICING AND QUANTITY COMMITMENT


---------------- ------------------------------------------------------- --------------------

                   PRODUCTION QUANTITIES OF [***] HBT PROCESS (FOR
                   BUDGETARY REASONS ONLY, FIRM PRICING WILL BE
                   DETERMINED AFTER THE ENGINEERING PHASE IS COMPLETE)

      1            [***] WAFERS                                    [***] / wafer

      2            [***] WAFERS                                    [***] / wafer

      3            [***] WAFERS                                    [***] / wafer

      4            [***] WAFERS                                    [***] / wafer

      5            [***] WAFERS                                    [***] / wafer

      6            GREATER THAN [***] WAFERS                       [***] / wafer
---------------- ------------------------------------------------------- --------------------

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT B

                               PRODUCT DESCRIPTION

                   TBD: WILL DECIDE WHEN PRODUCTION IS READY.

--------------------------------------------------------------------------------
PARAMETER                          UNIT      MIN       TYP       MAX
--------------------------------------------------------------------------------

                                    EXHIBIT C


Major changes are as listed below.

          -------- --------------------------------------------------------------------
          1        CHANGES IN WAFER FABRICATION
          -------- --------------------------------------------------------------------
          1.1      Sequence of fabrication process cycles
          -------- --------------------------------------------------------------------
          1.2      Fabrication process material
          -------- --------------------------------------------------------------------
          1.3      Doping process
          -------- --------------------------------------------------------------------
          1.4      Passivation material, thickness
          -------- --------------------------------------------------------------------
          1.5      Metallization system (pattern, material, line width, or thickness)
          -------- --------------------------------------------------------------------
          1.6      Conductor, resistor or dielectric material
          -------- --------------------------------------------------------------------
          1.7      Wafer fabrication move to another line
          -------- --------------------------------------------------------------------
          1.8      Backside process including metallization and finished thickness
          -------- --------------------------------------------------------------------
          1.9      Ohmic contact formation
          -------- --------------------------------------------------------------------
          1.10     Die size
          -------- --------------------------------------------------------------------

All other changes are considered to be minor changes, unless otherwise mutually agreed on in writing.

                                    EXHIBIT D

                         STANDARD GCS TERMS & CONDITIONS

           -   PAYMENT TERMS: NET 30

           -   FOB: SHIP POINT, GCS TORRANCE, CA

           -   METHOD OF SHIPMENT: CUSTOMER'S FREIGHT ACCOUNT PREFERRED

           - ANY AND ALL CHANGES TO PURCHASE ORDERS, RELEASES, DOE'S OR ANY OTHER DESCRIPTIONS OF WORK MUST BE DONE IN WRITING AND APPROVED.

                                    EXHIBIT E

[***]

[***]




*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.